Exhibit 10.1

FIRST AMENDMENT TO

LICENSE AGREEMENT

between

NOVARTIS PHARMA AG

and

ALLARITY THERAPEUTICS EUROPE ApS

(formerly known as ONCOLOGY VENTURE ApS )

Effective as of March 30, 2022

FIRST AMENDMENT TO LICENSE AGREEMENT

This FIRST AMENDMENT TO LICENSE AGREEMENT (the “Amendment”) is made as of the 30th day of March, 2022 (“Effective Date”), by and between Novartis Pharma AG, a company organized under the laws of Switzerland and located at Lichtstrasse 35, 4056 Basel, Switzerland (“Novartis”), and Allarity Therapeutics Europe ApS (formerly known as Oncology Venture ApS), a company organized under the laws of Denmark, with headquarters at Venlighedsvej 1, DK-2970 Hoersholm, Denmark (“OV”). Novartis and OV are each referred to individually as a “License Party” and together as the “License Parties.” All definitions that are not defined in this Amendment shall have the meaning in the License Agreement that is being amended by this Amendment.

RECITALS

WHEREAS, the License Parties previously entered into that certain License Agreement, dated April 6, 2018, relating to the Compound (TK1258 a.d.a Dovitinib);

WHEREAS, pursuant the License Agreement, OV caused its subsidiary, OV-SPV2 ApS, a company organized under the laws of Denmark now known as Allarity Therapeutics Denmark ApS (“OV-SPV2”), to issue that certain Convertible Promissory Note, attached as Exhibit A to the License Agreement (the “Note”);

WHEREAS, in connection with its first annual audit as a Nasdaq listed company, it was discovered that under applicable New York law, Section 11.7 of the License Agreement would operate to prevent Novartis from enforcing the Note as a legal obligation of OV-SPV2 in the courts of New York from the date of its original issue because OV-SPV2 is an “Affiliate” of OV and the Note was not excluded from the liability limitation provisions of Section 11.7; and

WHEREAS, with the passage of time during which the Note was not accounted for as a legal obligation of OV-SPV2 under U.S. Generally Accepted Accounting Principles and to rectify the situation, the Parties now desire to Amend Section 11.7 of the License Agreement so that the original Note which will be enforceable under New York law as a legal obligation of OV-SPV2.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and for other legal an valuable consideration the sufficiency of which is hereby acknowledged, the Parties Agree as follows:

1. Amendment to Section 11.7 of the License Agreement. In order to ensure that Novartis has the legal right to enforce the Convertible Promissory Note under New York law and in the New York courts, the License Parties agree to amend and restate Section 11.7 to add to the second paragraph thereof the Convertible Promissory Note to the list of enforceable claims under the License Agreement, with Section 11.7 to read in its entirety as follows:

11.7 Special, Indirect and Other Losses. Except for (claims arising out of a Party’s willful misconduct, or a Party’s breach of Clause 15 or any other confidentiality obligations under this License Agreement, TO THE MAXIMUM EXTENT PERMITTED BY LAW NO PARTY NOR ANY OF ITS AFFILIATES SHALL BE LIABLE IN CONTRACT, TORT, NEGLIGENCE BREACH OF STATUTORY DUTY OR OTHERWISE FOR ANY SPECIAL, INDIRECT, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES OR FOR ANY ECONOMIC LOSS, DIMINUTION IN VALUE OR FOR ANY CONSEQUENTIAL OR INDIRECT LOSS WHATSOEVER, INCLUDING BUT NOT LIMITED TO LOSS OF PRODUCTION, LOSS OF USE, LOSS OF CONTRACTS AND LOSS OF PROFITS SUFFERED BY ANY OTHER PARTY. NO REPRESENTATIONS OR WARRANTIES ARE MADE, INCLUDING AS TO FITNESS FOR PURPOSE, MERCHANTABILITY AND/OR NON-INFRINGEMENT, EXCEPT AS EXPRESSLY STATED HEREIN.

For the avoidance of doubt, nothing in this Clause 11.7 is intended to affect the Option Fee, the Upfront Payment, the Convertible Promissory Note, the Milestone and Royalty Payments due and payable by OV to Novartis pursuant to Clause 7, including Novartis’ right to bring a claim, to recover such Option Fee, the Upfront Payment, the Milestone and Royalty Payments and to enforce the Convertible Promissory Note in the event that they are not paid in accordance with the terms of this License Agreement. No Party excludes any liability for death or personal injury caused by its negligence or that of its employees, agents or subcontractors.

2. Other Provisions of the License Agreement Remain in Full Force and Effect. All other provisions of the License Agreement shall remain in full force and effect as written.

3. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

The Parties to this Amendment have caused this Amendment to be executed and delivered as of the date first written above.

Allarity Therapeutics Europe ApS (fka Oncology Venture ApS)

By:	/s/ Steve Carchedi
Steve Carchedi
Executive Director

Novartis Pharma AG		Novartis Pharma AG

By:	/s/ Sven Werner	By:	/s/ Jean-Marc Sequier
Name:	Sven Werner	Name:	Jean-Marc Sequier
Title:	Exec. Dir. Gbl. Divestment & Out-licensing	Title:	Global BD&L, Global Head Divestment/Out-Licensing

EXHIBIT “A”

CONVERTIBLE PROMISSORY NOTE